UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2014

DEVON ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-32318	73-1567067
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

333 W. SHERIDAN AVENUE, OKLAHOMA CITY, OKLAHOMA	73102-5015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 235-3611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2014, the Board of Directors (the “Board”) of Devon Energy Corporation (“Devon” or the “Company”) elected Barbara M. Baumann and John E. Bethancourt to the Board, with each of their terms commencing on such date. A copy of the related Press Release is attached hereto as Exhibit 99.1.

There are no arrangements or understandings between Ms. Baumann and Mr. Bethancourt and any other person pursuant to which Ms. Baumann and Mr. Bethancourt were appointed as directors of the Company. Ms. Baumann and Mr. Bethancourt are not related to any director or executive officer of the Company, and there are no transactions or relationships between either of them and the Company and its subsidiaries that are reportable under Item 404(a) of Regulation S-K.

Ms. Baumann and Mr. Bethancourt will participate in the non-employee director compensation program established by our Board and described on pages 20-22 of Devon’s annual proxy statement filed on April 24, 2013. Effective January 31, 2014, Ms. Baumann and Mr. Bethancourt will be granted restricted stock awards under the 2009 Long-Term Incentive Plan, each having a value of $115,000 based on the closing market price per share of Devon common stock on January 31, 2014, the grant date. These shares will vest 100% on the first anniversary of such date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Devon Energy Corporation news release dated January 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEVON ENERGY CORPORATION

By:	/s/ Carla D. Brockman
Carla D. Brockman
Vice President Corporate Governance and
Secretary

Date: January 27, 2014